UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 5, 2025
Date of Report (Date of earliest event reported)
___________________________
Vestis Corporation
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1035 Alpharetta Street, Suite 2100,
Roswell, Georgia		30075
(Address of Principal Executive Offices)		(Zip Code)
(470) 226-3655
(Registrant's Telephone Number, Including Area Code)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2025, Vestis Corporation (the “Company”) appointed Jim Barber as President and Chief Executive Officer, effective as of June 2, 2025 (his first day of his employment, the “Effective Date”). Upon his assumption of the role of President and Chief Executive Officer, he will be appointed to serve on the Company’s Board of Directors.

Mr. Barber, 64, retired as the Chief Operating Officer of United Parcel Service (“UPS”) in early 2020 after a 35-year career at UPS. He served UPS as Chief Operating Officer from 2018 until January 2, 2020, President, UPS International from 2013 to 2018, and Chief Operating Officer, UPS Europe, Middle East and Africa from 2010 to 2013.

Vestis and Mr. Barber entered into an Employment Agreement, dated May 5, 2025 and effective as the Effective Date (the “Employment Agreement”), governing the terms of his service as President and Chief Executive Officer. If Mr. Barber’s employment under the Employment Agreement does not commence on the Effective Date, the Employment Agreement will not be in force and effect.

Mr. Barber’s initial annual base salary under the Employment Agreement will be $950,000 and, beginning with the Company’s 2026 fiscal year, he will be entitled to a target annual bonus opportunity (“Target Bonus”) of 125% of his base salary, with the actual annual bonus payable to Mr. Barber for any year being determined and paid based on the terms of the Company’s Management Incentive Plan. To the extent permitted by law, the terms of the bonus plan, and to the extent approved by the Company’s Compensation and Human Resources Committee (the “Committee”), Mr. Barber’s annual bonus will be paid in shares of Company common stock.

Beginning with the Company’s 2026 fiscal year, Mr. Barber will be entitled to receive an annual equity or equity-based award under the Vestis Corporation Long-Term Incentive Plan (the “LTIP”) with a target grant date value of $4,000,000, subject to approval by the Committee. The form, timing and terms of any such awards will be determined in the sole discretion of the Committee and will be made at the same time as annual awards are made to similarly-situated executives of the Company; provided further that, for purposes of determining the vesting of such awards, “Retirement” for Mr. Barber will be defined as the attainment of age 65 and the completion of at least 4 years of service with the Company. In connection with his commencement of employment, Mr. Barber will also be entitled to receive an initial grant of restricted stock units (the “Sign-On Award”) under the LTIP with a value of $3,000,000. The number of restricted stock units subject to the Sign-On Award will be based on the closing price of the Company’s common stock as of the close of business on the second business day following the Company’s May, 2025 earnings release and the Sign-On Award will be granted as soon as practicable following the Effective Date with vesting to occur on the third anniversary of the Effective Date subject to Executive’s continued employment through such third anniversary (other than as a result of death).

Mr. Barber is also generally eligible to participate in the Company’s standard employee benefit plans maintained from time to time for similarly situated executives; Mr. Barber, however, will not be entitled to participate in any termination or severance pay plan of the Company.

Under the Employment Agreement, upon Mr. Barber’s termination of employment with the Company and its affiliates for any reason (the Termination Date”), he will be entitled to any accrued amounts (such as accrued but unpaid salary and vacation and benefits required by an applicable employee benefit plan or applicable law). Upon termination, Mr. Barber’s outstanding equity and equity-based awards will be treated in the manner provided in the LTIP and the applicable award agreements; provided, however, that in the case of an Anticipatory Change in Control (as described below), the equity awards will remain outstanding until the earliest of (a) 6 months after the Termination Date, (b) the date of a Change of Control (as defined in the LTIP), and (c) the expiration date of the award.

If Mr. Barber’s Termination Date occurs by reason of death, disability, termination by the Company for Cause (as defined in the Employment Agreement) or termination by Mr. Barber without Good Reason (as defined in the Employment Agreement), Mr. Barber will be entitled only to the accrued amounts.

If Mr. Barber’s Termination Date occurs prior to the fourth anniversary of the Effective Date on account of termination by the Company without Cause or by Mr. Barber for Good Reason (and other than as a result of a Qualifying Termination as described below), he will be entitled to the following payments and benefits (in addition to the accrued amounts), subject to the execution and non-revocation of a release:

•a payment equal to the sum of 18 months of his base salary plus target bonus payable in accordance with the normal payroll practices of the Company ratably over 18 months;
•a pro-rata portion of the annual bonus that would otherwise have been paid to him for the year of termination had the Termination Date not occurred, taking into account satisfaction of any applicable performance conditions, payable in a lump sum at the same time as annual bonuses for the year to which the pro-rata bonus relates are payable to similarly-situated executives of the Company whose Termination Date has not occurred; and

•if he is eligible for and timely elects COBRA coverage, a monthly payment (each a “Benefit Payment”) equal to the amount of the applicable monthly premium for the COBRA coverage, which Benefit Payments will be payable for the lesser of 18 months following the Termination Date or the date on which the COBRA coverage terminates by its terms (the “COBRA Period”).

If Mr. Barber’s Termination Date occurs prior to the fourth anniversary of the Effective Date as the result of a “Qualifying Termination,” meaning termination of Mr. Barber’s employment (a) within 2 years after a Change of Control by the Company without Cause or by Mr. Barber for Good Reason or (b) within 6 months prior to a Change of Control at the request of a third party involved in a Change of Control or otherwise in connection with or in anticipation of a Change of Control (which termination is referred to as an “Anticipatory Change of Control Termination”), he will be entitled to the following payments and benefits, subject, in any case, to Mr. Barber’s execution and non-revocation of a release:

•a lump sum payment equal to 2 times the sum of his base salary and target bonus;
•a lump sum payment equal to a pro-rata portion of his Target Bonus for the year in which the termination occurs; and
•if he is eligible for and elects COBRA coverage, the Benefit Payments continue for the COBRA Period.

Mr. Barber is not entitled to duplicate benefits for both a termination prior to a Change of Control and a Qualifying Termination.

The Employment Agreement requires Mr. Barber to enter into a restricted covenant agreement that provides for perpetual non-disclosure and non-disparagement covenants and 18 months post-employment non-competition, non-solicitation and non-hire covenants.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement.
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 5, 2025, between Vestis Corporation and Jim Barber.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	May 9, 2025	By:	/s/ André C. Bouchard
		Name:	André C. Bouchard
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary